Exhibit 99.3

OPENDOOR TECHNOLOGIES INC.
NON-GAAP MEASURES & KEY METRICS

(in thousands, except percentages)	Period Ended Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
Key Metrics					
Total Markets	39	27	21	21	21
Total Revenue	$ 1,185,386	$ 747,274	$ 248,886	$ 338,613	$ 739,827
Homes Purchased	8,494	3,594	2,016	799	461
Homes Sold	3,481	2,462	849	1,232	2,924
Homes in Inventory	7,971	2,958	1,827	661	1,094
Inventory	$ 2,723,648	$ 840,632	$ 465,936	$ 151,512	$ 263,709
Non-GAAP Financial Measures					
Adjusted Gross Profit	$ 159,674	$ 97,038	$ 38,228	$ 33,073	$ 51,125
Selling Costs	(26,813)	(17,340)	(5,243)	(8,909)	(22,128)
Holding Costs	(5,299)	(3,552)	(1,528)	(4,151)	(8,900)
Contribution Profit	$ 127,562	$ 76,146	$ 31,457	$ 20,013	$ 20,097
Contribution Profit After Interest	$ 122,865	$ 72,911	$ 30,279	$ 16,362	$ 11,633
Adjusted EBITDA	$ 25,579	$ (2,141)	$ (27,075)	$ (20,998)	$ (21,661)
Adjusted Net Income (Loss)	$ 2,475	$ (20,801)	$ (41,323)	$ (36,443)	$ (41,506)
Margins					
Total Revenue	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Adjusted Gross Profit	13.5 %	13.0 %	15.4 %	9.8 %	6.9 %
Contribution Margin	10.8 %	10.2 %	12.6 %	5.9 %	2.7 %
Contribution Margin After Interest	10.4 %	9.8 %	12.2 %	4.8 %	1.6 %
Adjusted EBITDA	2.2 %	(0.3)%	(10.9)%	(6.2)%	(2.9)%
Adjusted Net Income (Loss)	0.2 %	(2.8)%	(16.6)%	(10.8)%	(5.6)%

2021 2020 2021 2020 REVENUE $ 1,185,386 $ 739,827 $ 1,932,660 $ 1,995,622 COST OF REVENUE 1,026,615 685,253 1,676,757 1,850,001 GROSS PROFIT 158,771 54,574 255,903 145,621 OPERATING EXPENSES: Sales, marketing and operations 96,525 47,265 165,591 128,954 General and administrative 190,611 29,323 412,695 58,906 Technology and development 24,388 16,838 75,065 32,625 Total operating expenses 311,524 93,426 653,351 220,485 LOSS FROM OPERATIONS (152,753) (38,852) (397,448) (74,864) DERIVATIVE AND WARRANT FAIR VALUE ADJUSTMENT 23,952 122 8,680 (890) INTEREST EXPENSE (15,826) (17,290) (26,825) (45,017) OTHER INCOME – Net 1,012 180 1,636 2,855 LOSS BEFORE INCOME TAXES (143,615) (55,840) (413,957) (117,916) INCOME TAX EXPENSE (190) (79) (284) (199) NET LOSS $ (143,805) $ (55,919) $ (414,241) $ (118,115) Net loss per share attributable to common shareholders: Basic $ (0.24) $ (0.66) $ (0.72) $ (1.40) Diluted $ (0.24) $ (0.66) $ (0.72) $ (1.40) Weighted-average shares outstanding: Basic 588,374 84,588 576,941 84,308 Diluted 588,374 84,588 576,941 84,308 OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) Three Months Ended June 30, (Unaudited) Six Months Ended June 30,

June 30, 2021 December 31, 2020 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 1,557,815 $ 1,412,665 Restricted cash 131,652 92,863 Marketable securities 200,143 47,637 Mortgage loans held for sale pledged under agreements to repurchase 25,368 7,529 Escrow receivable 32,848 1,494 Real estate inventory, net 2,723,648 465,936 Other current assets ($811 and $373 carried at fair value) 67,149 24,987 Total current assets 4,738,623 2,053,111 PROPERTY AND EQUIPMENT – Net 33,962 29,228 RIGHT OF USE ASSETS 45,581 49,517 GOODWILL 30,945 30,945 INTANGIBLES – Net 7,754 8,684 OTHER ASSETS ($10,000 and $0 carried at fair value) 11,396 4,097 TOTAL ASSETS $ 4,868,261 $ 2,175,582 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable and other accrued liabilities $ 70,900 $ 25,270 Current portion of credit facilities and other secured borrowings 1,690,878 346,322 Warrant liabilities - current 38,669 - Interest payable 4,605 1,081 Lease liabilities - current portion 4,999 20,716 Total current liabilities 1,810,051 393,389 CREDIT FACILITIES – Net of current portion 595,579 135,467 WARRANT LIABILITIES - 47,349 LEASE LIABILITIES – Net of current portion 44,593 46,625 OTHER LIABILITIES 117 94 Total liabilities 2,450,340 622,924 SHAREHOLDERS’ EQUITY: Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 593,838,919 and 540,714,692 shares issued and outstanding, respectively 59 54 Additional paid-in capital 3,875,552 2,596,012 Accumulated deficit (1,457,690) (1,043,449) Accumulated other comprehensive income - 41 Total shareholders’ equity 2,417,921 1,552,658 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 4,868,261 $ 2,175,582 OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands, except share data) (Unaudited)

2021 2020 CASH FLOWS FROM OPERATING ACTIVITIES: Net loss $ (414,241) $ (118,115) Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash (used in) provided by operating activities: Depreciation and amortization – net of accretion 16,608 20,065 Amortization of right of use asset 4,260 8,712 Impairment of software development costs 2,515 - Stock-based compensation 403,048 6,640 Derivative and warrant fair value adjustment (8,680) 890 Gain on settlement of lease liabilities (5,237) - Inventory valuation adjustment 942 7,452 Changes in fair value of derivative instruments (438) (527) Payment-in-kind interest - 2,704 Dividend-in-kind 143 - Net fair value adjustments and gain (loss) on sale of mortgage loans held for sale (2,032) (829) Origination of mortgage loans held for sale (83,360) (42,636) Proceeds from sale and principal collections of mortgage loans held for sale 67,566 34,397 Changes in operating assets and liabilities: Escrow receivable (31,354) 4,178 Real estate inventories (2,249,488) 1,035,088 Other assets (37,057) 10,809 Accounts payable and other accrued liabilities 34,569 (8,881) Interest payable 96 (3,044) Lease liabilities (9,968) (6,556) Net cash (used in) provided by operating activities (2,312,108) 950,347 CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of property and equipment (10,957) (10,753) Purchase of intangible assets (240) - Purchase of marketable securities (238,464) (113,833) Proceeds from sales, maturities, redemptions and paydowns of marketable securities 85,638 55,666 Purchase of non-marketable equity securities (10,000) - Net cash used in investing activities (174,023) (68,920) CASH FLOWS FROM FINANCING ACTIVITIES: Proceeds from exercise of stock options 6,739 688 Proceeds from warrant exercise 4,823 - Proceeds from the February 2021 Offering 886,067 - Issuance cost of common stock (28,876) - Proceeds from credit facilities and other secured borrowings 3,241,692 824,597 Principal payments on credit facilities and other secured borrowings (1,438,136) (1,723,443) Payment of loan origination fees and debt issuance costs (2,239) (2,386) Net cash provided by (used in) financing activities 2,670,070 (900,544) NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH 183,939 (19,117) CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period 1,505,528 684,822 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period $ 1,689,467 $ 665,705 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest $ 20,526 $ 40,333 RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS: Cash and cash equivalents $ 1,557,815 $ 458,058 Restricted cash 131,652 207,647 Cash, cash equivalents, and restricted cash $ 1,689,467 $ 665,705 OPENDOOR TECHNOLOGIES INC. (In thousands) CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) Six Months Ended June 30,

OPENDOOR TECHNOLOGIES INC.
NON-GAAP FINANCIAL MEASURES

Reconciliation of our Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to our Gross Profit

	Three Months Ended				
(in thousands, except percentages)	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Gross profit (GAAP)	$ 158,771	$ 97,132	$ 38,365	$ 35,811	$ 54,574
Gross Margin	13.4 %	13.0 %	15.4 %	10.6 %	7.4 %
Adjustments:					
Inventory impairment – Current Period (1)	922	20	79	64	1,231
Inventory impairment – Prior Periods (2)	(19)	(114)	(216)	(2,803)	(6,581)
Restructuring in cost of revenue (3)	-	-	-	1	1,901
Adjusted Gross Profit	$ 159,674	$ 97,038	$ 38,228	$ 33,073	$ 51,125
Adjusted Gross Margin	13.5 %	13.0 %	15.4 %	9.8 %	6.9 %
Adjustments:					
Direct selling costs (4)	(26,813)	(17,340)	(5,243)	(8,909)	(22,128)
Holding costs on sales – Current Period (5)(6)	(2,666)	(2,126)	(778)	(1,011)	(2,383)
Holding costs on sales – Prior Periods (5)(7)	(2,633)	(1,426)	(750)	(3,140)	(6,517)
Contribution Profit	$ 127,562	$ 76,146	$ 31,457	$ 20,013	$ 20,097
Homes sold in period	3,481	2,462	849	1,232	2,924
Contribution Profit per Home Sold	$ 37	$ 31	$ 37	$ 16	$ 7
Contribution Margin	10.8 %	10.2 %	12.6 %	5.9 %	2.7 %
Adjustments:					
Interest on homes sold – Current Period (8)(9)	(3,110)	(2,333)	(714)	(1,060)	(3,155)
Interest on homes sold – Prior Periods (8)(10)	(1,587)	(902)	(464)	(2,591)	(5,309)
Contribution Profit After Interest	$ 122,865	$ 72,911	$ 30,279	$ 16,362	$ 11,633
Contribution Margin After Interest	10.4 %	9.8 %	12.2 %	4.8 %	1.6 %

(1) Inventory impairment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(2) Inventory impairment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(3) Restructuring in cost of revenue consists mainly of severance and employee termination benefits that were recorded to cost of revenue due to a reduction in workforce in Q2 2020 following the outbreak of the COVID-19 pandemic.

(4) Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.

(5) Holding costs include mainly property taxes, insurance, utilities, association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the condensed consolidated statements of operations.

(6) Represents holding costs incurred in the period presented on homes sold in the period presented.

(7) Represents holding costs incurred in prior periods on homes sold in the period presented.

(8) This does not include interest on mezzanine term debt facilities or other indebtedness.

(9) Represents the interest expense under our senior credit facilities incurred on homes sold for the current period during the period.

(10) Represents the interest expense under our senior credit facilities incurred on homes sold for the current period during prior periods.

Reconciliation of our Adjusted Net Income (Loss) and Adjusted EBITDA to our Net Loss

(in thousands, except percentages)	Three Months Ended				
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Net loss (GAAP)	**$ (143,805)**	**$ (270,436)**	**$ (53,998)**	**$ (80,853)**	**$ (55,919)**
Adjustments:					
Stock-based compensation	164,216	238,832	28,843	2,523	3,669
Derivative and warrant fair value adjustment [1]	(23,952)	15,272	(33,074)	24,329	(122)
Intangibles amortization expense [2]	591	580	580	986	1,068
Inventory impairment – Current Period [3]	922	20	79	64	1,231
Inventory impairment – Prior Periods [4]	(19)	(114)	(216)	(2,803)	(6,580)
Restructuring [5]	-	79	211	17,217	12,435
Convertible note PIK interest and discount amortization [6]	-	-	14	2,416	2,713
Loss on extinguishment of debt	-	-	11,356	-	-
Gain on lease termination	-	(5,237)	-	-	-
Payroll tax on initial RSU release	5,124	-	-	-	-
Other [7]	(602)	203	4,882	(322)	(1)
Adjusted Net Income (Loss)	**2,475**	**(20,801)**	**(41,323)**	**(36,443)**	**(41,506)**
Adjustments:					
Depreciation and amortization, excluding amortization of intangibles and right of use assets	7,894	8,434	4,744	6,115	5,850
Property financing [8]	12,284	6,980	5,561	5,236	8,564
Other interest expense [9]	3,542	4,019	4,839	4,724	6,013
Interest income [10]	(806)	(867)	(725)	(665)	(662)
Income tax expense	190	94	(171)	35	80
Adjusted EBITDA	**25,579**	**(2,141)**	**(27,075)**	**(20,998)**	**(21,661)**
Adjusted EBITDA Margin	2.2 %	(0.3)%	(10.9)%	(6.2)%	(2.9)%

(1) Represents the gains and losses on our derivative and warrant liabilities, which are marked to fair value at the end of each period.

(2) Represents amortization of intangibles acquired in the OSN and Open Listings acquisitions which contribute to revenue generation and are recorded as part of purchase accounting. The acquired intangible assets have useful lives ranging from 2 to 5 years and amortization is expected until the intangible assets are fully amortized.

(3) Inventory impairment — Current Period is the inventory impairment charge recorded during the period presented associated with homes that remain in inventory at period end.

(4) Inventory impairment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(5) Restructuring costs consist mainly of employee termination benefits, relocation packages and retention bonuses as well as costs related to the exiting of certain non-cancelable leases. In 2020, these costs related mainly to a reduction in workforce implemented in April 2020 as well as our exercise of the early termination option related to our San Francisco headquarters.

(6) Includes non-cash payment-in-kind ("PIK") interest and amortization of the discount on the convertible notes issued from July through November 2019. We exclude convertible note PIK interest and amortization from Adjusted Net Income (Loss) since these are non-cash in nature and were converted into equity in September 2020 when the Company entered into the Convertible Notes Exchange Agreement with the convertible note holders.

(7) Includes primarily gain or loss on disposal of fixed assets, gain or loss on interest rate lock commitments, gain or loss on the sale of marketable securities, accrued legal matters, and sublease income.

(8) Includes interest expense on our asset-backed debt facilities.

(9) Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, and other interest related costs on our asset-backed debt facilities.

(10) Consists mainly of interest earned on cash, cash equivalents and marketable securities.